EXHIBIT 23

MOSS ADAMS LLP

CERTIFIED PUBLIC ACCOUNTANTS | BUSINESS CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-138665) on Form S-8 of our report dated March 21, 2008, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Skagit State Bancorp, Inc. for the year ended December 31, 2007.

Portland, Oregon
March 21, 2008